UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GCP APPLIED TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

The following email was distributed to certain stockholders of GCP Applied Technologies Inc. on April 15, 2020.

Dear [NAME]:

Today, GCP filed its definitive proxy statement in connection with our 2020 Annual Meeting of Stockholders scheduled for May 28, 2020.

As you may know, this year Starboard Value LP (‘Starboard”) and related funds have nominated eight persons for election at the Annual Meeting to replace most of GCP’s Board, notwithstanding GCP’s strong business momentum and balance sheet and independent Board. Our Board unanimously recommends that you vote “FOR” the election of all ten GCP nominees on the BLUE proxy or voting instruction card accompanying our definitive proxy statement and disregard, and not return, any white proxy card sent to you by Starboard.

In the coming weeks, our Board and management team look forward to engaging with you regarding GCP and the significant momentum we are demonstrating in our business. We, along with our proxy solicitor, D.F. King, will be in touch to schedule calls leading up to the Annual Meeting.

Thank you for your continued support at this important time for the Company.

Stay well,

Additional Information

GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of GCP, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of GCP. More detailed information about these factors may be found in filings made by GCP with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. GCP is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.